SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 22, 2007
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 MATERIAL DEFINITIVE AGREEMENT
On May 22, 2007, a wholly-owned subsidiary of Ashford Hospitality Trust, Inc. (the “Company”) entered into the following material definitive agreement:
First Amendment to the Credit Agreement, dated May 22, 2007, between Ashford Hospitality Limited Partnership (as Borrower), and Wachovia Bank, National Association (as Lender)
The information set forth in Item 2.03 is incorporated herein by reference.
ITEM 2.03 DIRECT FINANCIAL OBLIGATION
On May 22, 2007, Ashford Hospitality Trust, Inc. (the “Company”) completed a modification agreement related to its $200.0 million credit facility, due August 9, 2010, with Wachovia Bank, National Association. Under the terms of the modification agreement, the capacity of the credit facility was increased from $200.0 million to $300.0 million.
On April 11, 2007 and April 16, 2007, the Company completed draws of $50.0 million and $25.0 million, respectively, on this credit facility. On May 3, 2007, the Company paid down this credit facility by $25.0 million.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     Exhibits:
10.33.4.5.1	First Amendment to the Credit Agreement, dated May 22, 2007, between Ashford Hospitality Limited Partnership (as Borrower) and Wachovia Bank, National Association (as Lender)

10.33.4.5.2	Guarantor Acknowledgement by the Registrant in favor of Wachovia Bank, National Association, dated May 22, 2007

10.33.4.5.3	Revolving Note Agreements between the Registrant and Wachovia Bank, National Association, dated May 22, 2007

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 24, 2007

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer